   As filed with the Securities and Exchange Commission on September 16, 1996
                                                         File No. 33-___________
______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                          ____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                               ANTEC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                               36-3892082
       (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
     of Incorporation or Organization)

          2850 W. Golf Road
       Rolling Meadows, Illinois                         60008
  (Address of Principal Executive Offices)             (Zip Code)


                               ANTEC CORPORATION
               AMENDED AND RESTATED EMPLOYEE STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              Lawrence A. Margolis
                               2850 W. Golf Road
                           Rolling Meadows, Illinois
                    (Name and Address of Agent for Service)
                                 (847)439-4444
         (Telephone Number, Including Area Code, of Agent for Service)
                          ___________________________

                        CALCULATION OF REGISTRATION FEE

____________________________________________________________________________________________________________________________
                                                                                        Proposed Maximum
Title of Securities                         Additional Amount      Maximum Offering     Aggregate Offering     Amount  of
to be Registered                             to be Registered      Price Per Share(1)       Price(1)        Registration Fee
____________________________________________________________________________________________________________________________
Common Stock ($.01 per share
par value)..................................  1,300,000 shares           $15.06            $19,578,000          $6,751.03
____________________________________________________________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ Stock Market on September 10, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




     The number of shares of Common Stock covered by ANTEC Corporation's Amended and Restated Employee Stock Incentive Plan has been increased from 1,925,000 shares to 3,225,000 shares of Common Stock. The contents (including Exhibits 4.1 through 4.4(b)) of the Registration Statement, File Number 33-71384, covering the initial 1,925,000 shares are incorporated by reference in this Registration Statement covering the additional 1,300,000 shares.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters with respect to the legality of the Common Stock offered hereby will be passed upon for the Company by James E. Knox, General Counsel of the Company. Mr. Knox holds a total of 42,800 shares and options to acquire shares of Common Stock and a total of 419,244 shares and options to acquire shares of common stock of Anixter International Inc., which owns approximately 31% of the Common Stock.

                                 EXHIBIT INDEX





      Exhibit                                                  Sequential
      Number   Description of Exhibit                         Page Number
      -------  ---------------------------------------------  -----------

      4        Amendment Increasing Number of Shares Covered
               by Amended and Restated Employee Stock
               Incentive Plan                                      5

      5        Opinion and Consent of James E. Knox                6

      23       Consent of Ernst & Young LLP                        8

      24       Powers of Attorney                                  9

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on September 16, 1996.

                                        ANTEC CORPORATION

                                        By: /s/  Lawrence A. Margolis
                                           -----------------------------------
                                           Lawrence A. Margolis
                                           Executive Vice President & Secretary

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below on September 16, 1996 by the following persons on behalf of the Registrant in the capacities indicated.


/s/  ROD F. DAMMEYER*                                      Director
- --------------------------------
      Rod F. Dammeyer

/s/  DANIEL J. DISTEL                                 Vice President and
- --------------------------------                    Chief Accounting Officer
      Daniel J. Distel

/s/  JOHN M. EGAN                                   President, Chief Executive
- --------------------------------                      Officer and Director
      John M. Egan

/s/  JAMES L. FAUST*                                Executive Vice President
- --------------------------------                         and Director
      James L. Faust

/s/  LAWRENCE A. MARGOLIS                           Executive Vice President
- --------------------------------                    and Chief Financial Officer
      Lawrence A. Margolis

/s/  JOHN R. PETTY*                                        Director
- --------------------------------
      John R. Petty

/s/  SAMUEL K. SKINNER*                                    Director
- --------------------------------
      Samuel K. Skinner

/s/  BRUCE VAN WAGNER*                               Chairman and Director
- --------------------------------
       Bruce Van Wagner

/s/  MARY AGNES WILDEROTTER*                               Director
- --------------------------------
        Mary Agnes Wilderotter

*By   /s/  Lawrence A. Margolis
     ---------------------------
     Lawrence A. Margolis
     as attorney in fact for each person indicated